UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2014

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in a Form 8-K filed on August 15, 2014, by Health Insurance Innovations, Inc. (the “Company”), on August 15, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. (the “Underwriter”), and two entities owned and controlled by Michael Kosloske, the Company’s President and Chief Executive Officer, as selling stockholders (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriter for resale 1,725,000 shares (the “Shares”) of the Company’s Class A common stock, $0.001 par value per share, at a public offering price of $12.15 per share ($11.5425 per share, net of underwriting discounts).

The closing of the sale of the Shares pursuant to the Underwriting Agreement occurred on August 20, 2014. None of the Shares were sold by the Company, and the Company did not receive any proceeds from the sale of the Shares.

The sale of the Shares by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-193842), including a prospectus supplement dated August 15, 2014 to the prospectus contained therein dated February 14, 2014, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 15, 2014, among Raymond James & Associates, Inc., Health Insurance Innovations, Inc., Health Plan Intermediaries, LLC, and Health Plan Intermediaries Sub, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael A. Petrizzo, Jr.

	Name:	Michael A. Petrizzo, Jr.

	Title:	Executive Vice President, General Counsel, and Secretary

Date: August 20, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 15, 2014, among Raymond James & Associates, Inc., Health Insurance Innovations, Inc., Health Plan Intermediaries, LLC, and Health Plan Intermediaries Sub, LLC.